UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 20, 2018

ENBRIDGE INC.

(Exact Name of Registrant as Specified in Charter)

CANADA	001-15254	NONE
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200, 425 - 1st Street S.W.

Calgary, Alberta T2P 3L8, Canada

(Address of Principal Executive Offices) (Zip Code)

(403) 231-3900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 7.01	Regulation FD Disclosure.

On December 20, 2018, Enbridge Inc. (“Enbridge”), Enbridge Energy Partners, L.P. (“EEP”) and Enbridge Energy Management, L.L.C. (“EEQ”) issued a joint press release announcing the consummation of each of the EEP Merger and the EEQ Merger (each as defined below). A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information included in this Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such filing.

ITEM 8.01	Other Events.

On December 20, 2018, Enbridge completed its previously announced acquisition of EEP pursuant to that certain Agreement and Plan of Merger, dated as of September 17, 2018 (the “EEP Merger Agreement”), by and among EEP, Enbridge Energy Company, Inc., EEQ, Enbridge, Enbridge (U.S.) Inc., Winter Acquisition Sub II, LLC (“EEP Merger Sub”) and, solely for the purposes of Articles I, II and XI, Enbridge US Holdings Inc. Pursuant to the EEP Merger Agreement, EEP Merger Sub merged with and into EEP, with EEP continuing as the surviving entity and an indirect wholly owned subsidiary of Enbridge (the “EEP Merger”). On December 20, 2018, Enbridge also completed its previously announced acquisition of EEQ pursuant to that certain Agreement and Plan of Merger, dated as of September 17, 2018 (the “EEQ Merger Agreement” and, together with the EEP Merger Agreement, the “Merger Agreements”), by and among EEQ, Enbridge, Winter Acquisition Sub I, Inc. (“EEQ Merger Sub”) and, solely for the purposes of Articles I, Section 2.4 and Article X, Enbridge Energy Company, Inc. Pursuant to the EEQ Merger Agreement, EEQ Merger Sub merged with and into EEQ, with EEQ continuing as the surviving entity and a direct wholly owned subsidiary of Enbridge (the “EEQ Merger” and, together with the EEP Merger, the “Mergers”).

As a result of the EEP Merger, each Class A common unit of EEP representing limited partner interests in EEP (each, an “EEP Class A Common Unit”) issued and outstanding immediately prior to the effective time of the EEP Merger (excluding certain “Excluded Units,” as defined in the EEP Merger Agreement) was converted into the right to receive from Enbridge 0.335 of a common share of Enbridge (“Enbridge Share”). As a result of the EEQ Merger, each Listed Share of EEQ representing limited partner interests in EEQ (each, an “EEQ Listed Share”) issued and outstanding immediately prior to the effective time of the EEQ Merger (excluding certain “Excluded Shares,” as defined in the EEQ Merger Agreement) was converted into the right to receive from Enbridge 0.335 of a common share of Enbridge (“Enbridge Share”).

Enbridge issued [●] Enbridge Shares in connection with the Mergers. The issuance of the Enbridge Shares in connection with the EEP Merger was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Enbridge’s registration statement on Form S-4 (Reg No. 333-227767), declared effective by the Securities and Exchange Commission on November 9, 2018, and the issuance of the Enbridge Shares in connection with the EEQ Merger was registered under the Securities Act, pursuant to Enbridge’s registration statement on Form S-4 (Reg No. 333-227768), declared effective by the Securities and Exchange Commission on November 9, 2018. The proxy statement/prospectuses included in such registration statements contain additional information about the Mergers.

The foregoing descriptions of the Merger Agreements, the Mergers and the other transactions contemplated thereby do not purport to be complete and are subject to and qualified in their entirety by reference to the full text of the EEP Merger Agreement and the EEQ Merger Agreement, incorporated by reference to Exhibit 2.1 and Exhibit 2.2, respectively, to Enbridge’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 19, 2018.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of September 17, 2018, by among Enbridge Energy Partners, L.P., Enbridge Energy Company, Inc., Enbridge Energy Management, L.L.C., Enbridge Inc., Enbridge (U.S.) Inc., Winter Acquisition Sub II, LLC and, solely for the purposes of Articles I, II and XI, Enbridge US Holdings Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Enbridge Energy Partners, L.P., filed with the Securities and Exchange Commission on September 19, 2018).

2.2	Agreement and Plan of Merger, dated as of September 17, 2018, by among Enbridge Energy Management, L.L.C., Enbridge Inc., Winter Acquisition Sub I, Inc. and, solely for the purposes of Articles I, Section 2.4 and X, Enbridge Energy Company, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Enbridge Energy Management, L.L.C., filed with the Securities and Exchange Commission on September 19, 2018).

99.1	Joint Press Release of Enbridge Inc., Enbridge Energy Partners, L.P. and Enbridge Energy Management, L.L.C., dated as of December 20, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ENBRIDGE INC. (Registrant)

Date: December 20, 2018	By:	/s/ Tyler W. Robinson
Tyler W. Robinson Vice President & Corporate Secretary (Duly Authorized Officer)